NEWS RELEASE

Media Contact:	Investor Contact:
Gia L. Oei, 603-929-2489	Chet Mehta, 603-929-2260
E-mail: Gia.Oei@fishersci.com	E-mail: Chet.Mehta@fishersci.com
Fisher Scientific Reports Record Quarterly Financial Results;
Company Announces Third-Quarter Adjusted EPS of $1.15
HAMPTON, N.H., Oct. 23, 2006 — Fisher Scientific International Inc. (NYSE: FSH), the world leader in serving science, today reported record sales and earnings for the third quarter ended Sept. 30, 2006, reflecting strong results in both the core scientific-research and healthcare segments.
     “We reported a record quarter, with sales, earnings and operating income reaching new highs,” said Paul M. Montrone, chairman and chief executive officer. “Our financial results reflect the continued strength of our company and the successful execution of our strategy.”
     On May 8, Fisher Scientific and Thermo Electron Corporation (NYSE: TMO) announced a definitive agreement to merge the two companies. As previously disclosed, the U.S. Federal Trade Commission granted the companies early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act for the merger. Assuming that the European Commission clears the transaction on Nov. 9, the company expects to complete the merger on that date.
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Fisher Scientific Reports Record Quarterly Financial Results — 2
Third-Quarter Reported Results
     Sales for the third quarter increased 10.8 percent to $1,508.1 million compared with $1,361.3 million in the corresponding period of 2005. Excluding the effect of foreign exchange, sales totaled $1,492.4 million in the third quarter, a 9.6 percent increase over the same quarter in 2005. Organic growth in the core scientific-research and healthcare markets accelerated from the prior quarter to 8.6 percent. Including the forecasted effect of reduced demand for safety-related products, organic growth was 6.4 percent.
     In European markets, organic growth was in the high single digits, outpacing market growth, as a result of customer-specific initiatives and programs to expand the company’s life science product portfolio. Double-digit growth in Asia was driven primarily by the increased pace of research activity in China.
     Third-quarter net income was $151.8 million compared with $93.5 million in the prior-year period. Income from continuing operations for the third quarter increased to $149.3 million, or $1.12 per diluted share, from $94.3 million, or 74 cents per diluted share, in the same period of 2005. Net income and income from continuing operations include $2.0 million, net of tax ($3.3 million pre-tax) of acquisition and integration costs, $0.7 million, net of tax ($1.2 million pre-tax) of restructuring expense, $7.8 million, net of tax ($12.5 million pre-tax) of gain on the sale of investments, and $8.3 million, net of tax ($12.8 million pre-tax) of equity-based compensation expense related to FAS 123R, which are detailed in the attached supplementary tables.
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Fisher Scientific Reports Record Quarterly Financial Results – 3
     For the nine months ended Sept. 30, 2006, sales totaled $4,386.3 million, a 9.4 percent increase over sales of $4,011.2 million in the corresponding period last year. In the first nine months of 2006, foreign exchange translation had a minimal effect on sales compared with the corresponding period in the prior year. Net income in the first nine months was $377.0 million compared with $271.9 million in the same period of 2005. Income from continuing operations for the first nine months was $376.9 million, or $2.86 per diluted share, compared with $255.9 million, or $2.01 per diluted share in the prior-year period.
     During the first nine months of 2006, Fisher generated $423.7 million in cash from operations, primarily reflecting growth in operating earnings. Capital expenditures during the same period were $115.4 million, representing maintenance capital expenditures, investments in the company’s life science and managed-services businesses, expansion of distribution capabilities in Europe and the ongoing integration of Apogent manufacturing facilities. In the first nine months, free cash flow, defined as cash from operations less capital expenditures, was $308.3 million, compared with a full-year estimate of $525 million to $550 million.
Adjusted Financial Results
     The following discussion excludes nonrecurring and special items and the effect of equity-based compensation expense related to FAS 123R. In the attached supplementary information tables, these items are reconciled to the most directly comparable financial measures computed in accordance with accounting principles generally accepted in the United States (GAAP).
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Fisher Scientific Reports Record Quarterly Financial Results — 4
     Operating income for the third quarter was $226.9 million, an increase of 21.6 percent, compared with $186.6 million in the same quarter of 2005, reflecting increased sales volume, recent higher-margin acquisitions, productivity initiatives, and incremental synergies from the Apogent merger.
     Third-quarter income from continuing operations increased 27.6 percent to $152.5 million compared with $119.5 million in the corresponding period of 2005. The increase primarily reflects growth in operating income and a lower tax rate. Diluted earnings per share (EPS) from continuing operations increased 23.7 percent to $1.15 in the third quarter compared with 93 cents in the same period of 2005. Diluted EPS from continuing operations excluding intangible asset amortization, net of tax, totaled $1.24, a 24.0 percent increase compared with $1.00 in the third quarter last year. Equity-based compensation expense related to FAS 123R was 6 cents per diluted share in the third quarter of 2006.
     Operating income for the nine-month period increased 15.9 percent to $628.9 million compared with $542.7 million during the same period in the prior year. Income from continuing operations for the first nine months of 2006 increased 24.4 percent to $415.9 million compared with $334.4 million in the same period of 2005.
     Year-to-date diluted EPS from continuing operations was $3.16, an increase of 20.6 percent, compared with $2.62 in the corresponding period of 2005. Diluted EPS from continuing operations excluding intangible asset amortization, net of tax, totaled $3.41, a 21.4 percent increase compared with $2.81 in the same period last year. Equity-based compensation expense was 19 cents per diluted share in the first nine months of 2006.
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Fisher Scientific Reports Record Quarterly Financial Results — 5
Business-Segment Results
     Sales of scientific products and services in the third quarter increased to $1,165.3 million, a 9.9 percent increase compared with the prior-year period. Excluding the effect of foreign exchange, third-quarter sales in this segment rose 8.5 percent to $1,150.3 million.
     Organic sales growth in the core scientific research market accelerated from the prior quarter to 8.8 percent reflecting strength across all of the company’s core customer segments. Including the effect of safety-related products, organic growth in the segment was 6.0 percent.
     Mid-teens growth from pharma customers reflected strong demand for the company’s proprietary product and service offering. Continuing strong market conditions and the company’s recent investments in sales and marketing initiatives resulted in more than 20 percent growth from biotech customers. Growth in the academic markets was in the mid single digits, reflecting consistent growth across colleges and universities as well as medical research institutes. Fisher realized mid single-digit growth in the industrial markets driven by customer-specific sales initiatives and the ongoing strength of the U.S. economy. Excluding safety-related products, which continue to be affected by the forecasted slowdown in demand for domestic-preparedness products, sales to government customers increased in the mid-teens, fueled by strong demand from federal government agencies.
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Fisher Scientific Reports Record Quarterly Financial Results – 6
     In the scientific products and services segment, operating income increased 19.9 percent to $173.8 million from $144.9 million in the corresponding period of 2005, primarily reflecting the benefit of fixed-cost leverage, the sales benefit of investments in R&D and sales and marketing initiatives, contributions from recently completed higher-margin acquisitions and synergies from the Apogent merger.
     For the nine months ended Sept. 30, 2006, sales of scientific products and services increased 9.6 percent to $3,368.2 million compared with $3,074.3 million in the comparable period of 2005. Foreign exchange translation had minimal effect on sales of scientific products and services in the first nine months of 2006 compared with the corresponding period in the prior year.
     For the first nine months, operating income in the scientific products and services segment was $476.4 million, representing an increase of 14.4 percent from $416.5 million in the same period in 2005.
     Third-quarter sales of healthcare products and services totaled $362.1 million, an increase of 14.0 percent compared with the prior-year period. Excluding the effect of foreign exchange, sales totaled $361.2 million, a 13.8 percent increase from the corresponding period in the prior year. Organic sales growth, excluding foreign exchange, was 8.6 percent in the third quarter compared with the same period last year, representing the third consecutive quarter of accelerating growth. This growth was fueled by increased sales of proprietary diagnostic tests and an increase in outsourcing trends at life science and diagnostic companies.
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Fisher Scientific Reports Record Quarterly Financial Results — 7
     Operating income increased 27.3 percent to $53.1 million from $41.7 million in the third quarter last year, reflecting fixed-cost leverage, increased productivity and incremental synergies related to the Apogent merger.
     For the first nine months, sales of healthcare products and services increased 9.3 percent to $1,072.0 million compared with the first nine months of 2005. Excluding the effect of foreign exchange, sales totaled $1,072.9 million, a 9.4 percent increase compared with the first nine months of 2005. Year-to-date operating income increased 20.8 percent to $152.6 million from $126.3 million in the corresponding period last year.
Company Outlook
     Consistent with the company’s prior practice, Fisher is providing guidance for its 2006 financial results. This outlook reflects the forecasted results of Fisher Scientific on a stand-alone basis and does not incorporate the costs and potential synergies associated with the pending merger with Thermo Electron.
     For 2006, Fisher Scientific expects total sales growth, excluding the translation effect of foreign exchange, of approximately 10 percent, with organic growth in the core scientific research and healthcare markets of approximately 8 percent. Including the effect of safety-related products, the company expects organic growth to be approximately 6 percent. The company is raising its guidance for operating income margin to a range of 14.4 percent to 14.5 percent for the full year, compared with the previous guidance of 14.1 percent to 14.3 percent.
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Fisher Scientific Reports Record Quarterly Financial Results — 8
     The company is raising its full-year earnings guidance to $4.30 to $4.35 per share, reflecting continued strong operating results and a reduced long-term tax rate of approximately 24 percent for the full year. Diluted EPS excluding intangible asset amortization, net of tax, is expected to be in the range of $4.65 to $4.70. The company’s guidance for operating income and earnings excludes discontinued operations, nonrecurring and special items, and the effect of equity-based compensation expense related to FAS 123R, which is expected to be approximately 28 cents per share.
     Fisher is maintaining its guidance for 2006 cash from operations in the range of $675 million to $700 million, and free cash flow in the range of $525 million to $550 million.
     In light of the pending merger with Thermo Electron, Fisher Scientific will not be hosting an earnings conference call.
Fisher Scientific: The World Leader in Serving Science
Fisher Scientific International Inc. (NYSE: FSH) is a leading provider of products and services to the scientific community. Fisher facilitates discovery by supplying researchers and clinicians in labs around the world with the tools they need. We serve pharmaceutical and biotech companies; colleges and universities; medical-research institutions; hospitals; reference, quality-control, process-control and R&D labs in various industries; as well as government agencies. From biochemicals, cell-culture media and proprietary RNAi technology to rapid-diagnostic tests, safety products and other consumable supplies, Fisher provides more than 600,000 products and services. This broad offering, combined with Fisher’s globally integrated supply chain and unmatched sales and marketing capabilities, helps make our 350,000 customers more efficient and effective at what they do.
Founded in 1902, Fisher Scientific is a FORTUNE 500 company and is a component of the S&P 500 Index. With approximately 19,500 employees worldwide, the company had revenues of $5.6 billion in 2005. Fisher Scientific is a company committed to delivering on our promises — to customers, shareholders and employees alike. Additional information about Fisher is available on the company’s Web site at www.fisherscientific.com.
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Fisher Scientific Reports Record Quarterly Financial Results — 9
Use of Non-GAAP Financial Measures
To supplement Fisher Scientific’s financial statements presented in accordance with accounting principles generally accepted in the United States of America (GAAP), the company provides certain non-GAAP measures of financial performance and liquidity, as more fully discussed below.
Fisher Scientific defines adjusted income from continuing operations, adjusted diluted income per share from continuing operations (also referred to as adjusted diluted earnings per share), and adjusted operating income as income from continuing operations, diluted income per share from continuing operations and operating income, respectively, each computed in accordance with GAAP, excluding the effect of equity-based compensation expense related to the adoption of FAS 123R and items that the company considers to be special or nonrecurring to the company’s operations. The company defines adjusted operating margin as adjusted operating income as a percentage of sales. The company calculates and discloses these aforementioned non-GAAP measures because it believes that these measures may assist investors in evaluating trends of the company’s operating results without regard to the effect of equity-based compensation expense related to the adoption of FAS 123R and items that are special or not considered recurring. Fisher defines adjusted diluted income per share from continuing operations excluding intangible asset amortization as adjusted diluted income per share from continuing operations plus amortization of intangible assets as calculated on a per diluted share basis. The company calculates and discloses this measure because it believes that the exclusion of the intangibles amortization may assist investors in evaluating the company’s operating results that are consistent over time for both newly acquired and historical businesses. The company defines free cash flow as cash provided by operating activities less capital expenditures, each computed in accordance with GAAP. Fisher Scientific believes that free cash flow is a useful measure of liquidity.
Investors should recognize these non-GAAP measures may not be comparable to similarly titled measures of other companies and that the measures presented are not a substitute or alternative for measures of financial performance determined in accordance with GAAP.
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Fisher Scientific Reports Record Quarterly Financial Results — 10
Forward-looking Statements
This announcement includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All such statements are based on current expectations and projections about future events. No assurances can be given that Fisher Scientific’s assumptions and expectations will prove to have been correct, and actual results could vary materially from these assumptions and expectations. Important factors that could cause actual results to differ materially from the results predicted include challenges presented by our acquisitions; economic and political risks related to our international operations; changes in the healthcare industry; the impact of government regulation; dependence on our customers’ research and development efforts; and changes or disruptions in our relationships with our customers, suppliers and key employees, together with other potential risks and uncertainties, all of which are detailed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Fisher Scientific’s annual reports on Form 10-K and its other filings with the Securities and Exchange Commission. Copies of such reports are available on Fisher Scientific’s Web site at www.fisherscientific.com and on the SEC’s Web site at www.sec.gov. Fisher Scientific undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
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Table 1
Fisher Scientific International Inc.
Consolidated Statement of Operations
(in millions, except per share data)
(UNAUDITED)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
Net sales	$1,508.1	$1,361.3	$4,386.3	$4,011.2

Cost of sales	963.4	884.6	2,787.1	2,620.0

Selling, general and administrative expense	333.5	302.7	1,036.5	900.3

Restructuring expense	1.2	4.3	5.3	17.5

Operating income	210.0	169.7	557.4	473.4

Interest expense	33.8	21.9	95.7	80.1

Other (income) expense, net	(16.3)	36.1	(22.8)	63.9

Income from continuing operations before income taxes	192.5	111.7	484.5	329.4

Income tax provision	43.2	17.4	107.6	73.5

Income from continuing operations	149.3	94.3	376.9	255.9

Income (loss) from discontinued operations, net of tax	2.5	(0.8)	0.1	16.0

Net income	$151.8	$93.5	$377.0	$271.9

Basic net income per common share:
Income from continuing operations	$1.20	$0.78	$3.03	$2.12
Income (loss) from discontinued operations	0.02	(0.01)	—	0.13

Net income	$1.22	$0.77	$3.03	$2.25

Diluted net income per common share:
Income from continuing operations	$1.12	$0.74	$2.86	$2.01
Income (loss) from discontinued operations	0.02	(0.01)	—	0.13

Net income	$1.14	$0.73	$2.86	$2.14

Weighted average common shares outstanding:
Basic	124.9	122.2	124.3	120.9

Diluted	133.0	128.5	131.7	127.2

The Laboratory Workstations business and Atos Medical Holding AB (sold on April 5, 2005) are reflected as discontinued operations for all periods presented.

Table 2
Fisher Scientific International Inc.
Segment Results
(in millions)
(UNAUDITED)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
		Growth			Growth
	2006	Rate	2005	2006	Rate	2005
Net sales
Scientific Products and Services	$1,165.3	9.9%	$1,060.1	$3,368.2	9.6%	$3,074.3

Healthcare Products and Services	362.1	14.0%	317.5	1,072.0	9.3%	980.4

Eliminations	(19.3)		(16.3)	(53.9)		(43.5)

Total	$1,508.1	10.8%	$1,361.3	$4,386.3	9.4%	$4,011.2

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
		Operating		Operating		Operating		Operating
	2006	Margin	2005	Margin	2006	Margin	2005	Margin
Operating income
Scientific Products and Services	$173.8	14.9%	$144.9	13.7%	$476.4	14.1%	$416.5	13.5%

Healthcare Products and Services	53.1	14.7%	41.7	13.1%	152.6	14.2%	126.3	12.9%

Eliminations	—		—		(0.1)		(0.1)

Segment sub-total	226.9	15.0%	186.6	13.7%	628.9	14.3%	542.7	13.5%

Restructuring expense	(1.2)		(4.3)		(5.3)		(17.5)
Acquisition, integration and other costs	(2.9)		(12.0)		(25.0)		(31.1)
Inventory step-up amortization	—		(0.6)		(2.3)		(20.7)
Equity-based compensation expense	(12.8)		N / A		(38.9)		N / A

Operating income	$210.0	13.9%	$169.7	12.5%	$557.4	12.7%	$473.4	11.8%

The Laboratory Workstations business and Atos Medical Holding AB (sold on April 5, 2005) are reflected as discontinued operations for all periods presented.

Table 3
Fisher Scientific International Inc.
Condensed Consolidated Balance Sheet
(in millions)

	September 30,	December 31,
	2006	2005
	(UNAUDITED)
ASSETS

Current assets:
Cash and cash equivalents	$279.2	$407.2
Accounts receivable	805.3	679.4
Inventories	646.1	589.0
Other current assets	279.7	276.2
Assets held for sale	41.3	39.5

Total current assets	2,051.6	1,991.3

Property, plant and equipment	843.3	788.2
Goodwill	4,100.6	3,769.8
Intangible assets	1,710.0	1,569.1
Other assets	314.9	268.1
Long-term assets held for sale	53.5	59.2

Total assets	$9,073.9	$8,445.7

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Short-term debt	$38.2	$74.5
Accounts payable	489.5	479.9
Accrued and other current liabilities	452.0	429.5
Liabilities held for sale	25.4	30.9

Total current liabilities	1,005.1	1,014.8

Long-term debt	2,111.9	2,135.4
Other long-term liabilities	1,032.7	983.0
Long-term liabilities held for sale	8.1	8.2

Total liabilities	4,157.8	4,141.4

Stockholders’ equity	4,916.1	4,304.3

Total liabilities and stockholders’ equity	$9,073.9	$8,445.7

The Laboratory Workstations business and Atos Medical Holding AB (sold on April 5, 2005) are reflected as discontinued operations for all periods presented.

Table 4
Fisher Scientific International Inc.
Condensed Consolidated Statement of Cash Flows
(in millions)
(UNAUDITED)

	Nine Months Ended
	September 30,
	2006	2005
Cash flows from operating activities:
Net income	$377.0	$271.9
Depreciation and amortization	161.2	149.5
Other adjustments to reconcile net income to cash provided by operating activities	75.1	94.4
Changes in working capital and other assets and liabilities	(189.6)	(120.0)

Cash provided by operating activities	423.7	395.8

Cash flows from investing activities:
Capital expenditures	(115.4)	(100.3)
Acquisitions, net of cash acquired	(470.2)	(263.8)
Proceeds from sale of business	1.0	109.5
Other investing activities	(16.4)	8.0

Cash used in investing activities	(601.0)	(246.6)

Cash flows from financing activities:
Proceeds from stock options exercised	61.9	119.0
Net change in debt	(60.9)	(150.1)
Other financing activities	27.9	(78.3)

Cash provided by (used in) financing activities	28.9	(109.4)

Effect of exchange rate changes on cash and cash equivalents	20.4	(13.1)

Net change in cash and cash equivalents	(128.0)	26.7

Cash and cash equivalents — beginning of period	407.2	162.5

Cash and cash equivalents — end of period	$279.2	$189.2

Table 5
Fisher Scientific International Inc.
Statement of Operations
Supplemental Information
(in millions, except per share data)
(UNAUDITED)

	Three Months Ended
	September 30, 2006			September 30, 2005
	As		As	As		As
	Reported	Adjustments	Adjusted	Reported	Adjustments	Adjusted
Net sales	$1,508.1	$—	$1,508.1	$1,361.3	$—	$1,361.3

Cost of sales	963.4	(0.1)	963.3	884.6	(6.4)	878.2

Selling, general and administrative expense	333.5	(15.6)	317.9	302.7	(6.2)	296.5

Restructuring expense	1.2	(1.2)	—	4.3	(4.3)	—

Operating income	210.0	16.9	226.9	169.7	16.9	186.6

Interest expense	33.8	—	33.8	21.9	5.3	27.2

Other (income) expense, net	(16.3)	12.1	(4.2)	36.1	(38.3)	(2.2)

Income from continuing operations before income taxes	192.5	4.8	197.3	111.7	49.9	161.6

Income tax provision	43.2	1.6	44.8	17.4	24.7	42.1

Income from continuing operations	149.3	3.2	152.5	94.3	25.2	119.5

Income from discontinued operations, net of tax	2.5	—	2.5	(0.8)	—	(0.8)

Net income	$151.8	$3.2	$155.0	$93.5	$25.2	$118.7

Diluted net income per common share:
Income from continuing operations	$1.12	$0.03	$1.15	$0.74	$0.19	$0.93
Income from discontinued operations	0.02	—	0.02	(0.01)	—	(0.01)

Net income	$1.14	$0.03	$1.17	$0.73	$0.19	$0.92

Diluted weighted average common shares outstanding	133.0		133.0	128.5		128.5

Additional Supplemental Information and Reconciliation of GAAP to Non-GAAP Diluted EPS
GAAP income from continuing operations	$1.12			$0.74

Non-recurring and special items	(0.03)			0.19
Equity-based compensation expense	0.06			N/A

Adjustments (above)	0.03			0.19

Sub-total	1.15			0.93
Intangible asset amortization, net of tax	0.09			0.07

Income from continuing operations, excluding adjustments and intangible asset amortization, net of tax	$1.24			$1.00

     The Laboratory Workstations business and Atos Medical Holding AB (sold on April 5, 2005) are reflected as discontinued operations for all periods presented.

Table 5A
Fisher Scientific International Inc.
Statement of Operations
Supplemental Information — Adjustments
(in millions)
(unaudited)
     Three Months Ended September 30, 2006

							Income From
							Continuing		Income
						Other	Operations	Income	From
	Cost of	SG&A	Restructuring	Operating	Interest	(Income)	Before	Tax	Continuing
Adjustments	Sales	Expense	Expense	Income	Expense	Expense	Income Taxes	Provision	Operations
(1) Acquisition and integration costs	$—	$(2.9)	$—	$2.9	$—	$(0.4)	$3.3	$1.3	$2.0
(2) Restructuring expense	—	—	(1.2)	1.2	—	—	1.2	0.5	0.7
(3) Gain on sale of investment	—	—	—	—	—	12.5	(12.5)	(4.7)	(7.8)
(4) Equity-based compensation expense	(0.1)	(12.7)	—	12.8	—	—	12.8	4.5	8.3

	$(0.1)	$(15.6)	$(1.2)	$16.9	$—	$12.1	$4.8	$1.6	$3.2

     Three Months Ended September 30, 2005

							Income From
							Continuing		Income
						Other	Operations	Income	From
	Cost of	SG&A	Restructuring	Operating	Interest	(Income)	Before	Tax	Continuing
Adjustments	Sales	Expense	Expense	Income	Expense	Expense	Income Taxes	Provision	Operations
(1) Acquisition and integration costs	$(3.6)	$(5.4)	$—	$9.0	$—	$—	$9.0	$3.1	$5.9
(2) Restructuring expense	—	—	(4.3)	4.3	—	—	4.3	1.6	2.7
(5) Asset impairment	(2.8)	(0.8)	—	3.6	—	—	3.6	1.3	2.3
(6) Debt refinancing costs	—	—	—	—	—	(38.3)	38.3	13.8	24.5
(7) Gain on interest rate swaps	—	—	—	—	5.3	—	(5.3)	(1.9)	(3.4)
(8) Income taxes	—	—	—	—	—	—	—	6.8	(6.8)

	$(6.4)	$(6.2)	$(4.3)	$16.9	$5.3	$(38.3)	$49.9	$24.7	$25.2

(1)	Represents planned inventory step-up amortization related to acquisitions ($0.0 and $0.6 before tax in 2006 and 2005, respectively), transaction costs related to the previously announced Thermo / Fisher merger ($3.3 and $0.0 before tax in 2006 and 2005, respectively) and integration and other costs ($0.0 and $8.4 before tax in 2006 and 2005, respectively).

(2)	Represents restructuring expenses, including employee termination and other exit costs associated with various consolidation projects.

(3)	Represents gain attributable to the sale of a non-operating investment.

(4)	Represents non-cash stock compensation expense attributable to the adoption of SFAS 123R.

(5)	Represents write-off of long-lived assets associated with the closure/exit of certain facilities and integration of business units in 2005.

(6)	Represents refinancing costs primarily incurred in connection with the cash tender offer and redemption of the 8% senior subordinated notes and open market purchases of the 8 1/8% senior subordinated notes.

(7)	Represents gain recognized on termination of interest rate swaps.

(8)	Represents a credit related to finalizing certain domestic and foreign tax audits and negotiations.

Table 6
Fisher Scientific International Inc.
Statement of Operations
Supplemental Information
(in millions, except per share data)
(UNAUDITED)

	Nine Months Ended
	September 30, 2006			September 30, 2005
	As		As	As		As
	Reported	Adjustments	Adjusted	Reported	Adjustments	Adjusted
Net sales	$4,386.3	$—	$4,386.3	$4,011.2	$—	$4,011.2
Cost of sales	2,787.1	(2.9)	2,784.2	2,620.0	(31.3)	2,588.7
Selling, general and administrative expense	1,036.5	(63.3)	973.2	900.3	(20.5)	879.8
Restructuring expense	5.3	(5.3)	—	17.5	(17.5)	—

Operating income	557.4	71.5	628.9	473.4	69.3	542.7
Interest expense	95.7	—	95.7	80.1	5.3	85.4
Other (income) expense, net	(22.8)	10.3	(12.5)	63.9	(68.6)	(4.7)

Income from continuing operations before income taxes	484.5	61.2	545.7	329.4	132.6	462.0
Income tax provision	107.6	22.2	129.8	73.5	54.1	127.6

Income from continuing operations	376.9	39.0	415.9	255.9	78.5	334.4
Income (loss) from discontinued operations, net of tax	0.1	—	0.1	16.0	—	16.0

Net income	$377.0	$39.0	$416.0	$271.9	$78.5	$350.4

Diluted net income per common share:
Income from continuing operations	$2.86	$0.30	$3.16	$2.01	$0.61	$2.62
Income (loss) from discontinued operations	—	—	—	0.13	—	0.13

Net income	$2.86	$0.30	$3.16	$2.14	$0.61	$2.75

Diluted weighted average common shares outstanding	131.7		131.7	127.2		127.2

Additional Supplemental Information and Reconciliation of GAAP to Non-GAAP Diluted EPS
GAAP income from continuing operations	$2.86			$2.01

Non-recurring and special items	0.11			0.61
Equity-based compensation expense	0.19			N/A

Adjustments (above)	0.30			0.61

Sub-total	3.16			2.62
Intangible asset amortization, net of tax	0.25			0.19

Income from continuing operations, excluding adjustments and intangible asset amortization, net of tax	$3.41			$2.81

The Laboratory Workstations business and Atos Medical Holding AB (sold on April 5, 2005) are reflected as discontinued operations for all periods presented.

Table 6A
Fisher Scientific International Inc.
Statement of Operations
Supplemental Information — Adjustments
(in millions)
(unaudited)
     Nine Months Ended September 30, 2006

							Income From
							Continuing		Income
						Other	Operations	Income	From
	Cost of	SG&A	Restructuring	Operating	Interest	(Income)	Before	Tax	Continuing
Adjustments	Sales	Expense	Expense	Income	Expense	Expense	Income Taxes	Provision	Operations
(1) Acquisition and integration costs	$(2.6)	$(24.7)	$—	$27.3	$—	$(0.4)	$27.7	$10.4	$17.3
(2) Restructuring expense	—	—	(5.3)	5.3	—	—	5.3	2.0	3.3
(3) Asset impairment	—	—	—	—	—	(2.0)	2.0	0.7	1.3
(4) Gain on sale of investments	—	—	—	—	—	12.7	(12.7)	(4.7)	(8.0)
(5) Equity-based compensation expense	(0.3)	(38.6)	—	38.9	—	—	38.9	13.8	25.1

	$(2.9)	$(63.3)	$(5.3)	$71.5	$—	$10.3	$61.2	$22.2	$39.0

     Nine Months Ended September 30, 2005

							Income From
							Continuing		Income
						Other	Operations	Income	From
	Cost of	SG&A	Restructuring	Operating	Interest	(Income)	Before	Tax	Continuing
Adjustments	Sales	Expense	Expense	Income	Expense	Expense	Income Taxes	Provision	Operations
(1) Acquisition and integration costs	$(27.8)	$(15.9)	$—	$43.7	$—	$0.5	$43.2	$15.2	$28.0
(2) Restructuring expense	—	—	(17.5)	17.5	—	—	17.5	6.2	11.3
(3) Asset impairment	(3.5)	(4.6)	—	8.1	—	—	8.1	2.9	5.2
(4) Gain on sale of investments	—	—	—	—	—	1.4	(1.4)	(0.5)	(0.9)
(6) Debt refinancing costs	—	—	—	—	—	(70.5)	70.5	25.4	45.1
(7) Interest rate swaps	—	—	—	—	5.3	—	(5.3)	(1.9)	(3.4)
(8) Income taxes	—	—	—	—	—	—	—	6.8	(6.8)

	$(31.3)	$(20.5)	$(17.5)	$69.3	$5.3	$(68.6)	$132.6	$54.1	$78.5

(1)	Represents planned inventory step-up amortization related to acquisitions ($2.3 and $20.7 before tax in 2006 and 2005, respectively), transaction costs related to the previously announced Thermo / Fisher merger ($21.3 and $0.0 before tax in 2006 and 2005, respectively), integration and other costs ($4.1 and $23.0 before tax in 2006 and 2005, respectively) and other non-recurring income ($0.0 and $0.5 before tax in 2006 and 2005, respectively).

(2)	Represents restructuring expenses, including employee termination and other exit costs associated with various consolidation projects.

(3)	Represents non-cash write-off of non-operating investment in 2006 and write-off of long-lived assets associated with the closure/exit of certain facilities and integration of business units in 2005.

(4)	Represents gain attributable to the sale of non-operating investments.

(5)	Represents non-cash stock compensation expense attributable to the adoption of SFAS 123R.

(6)	Represents refinancing costs primarily incurred in connection with the cash tender offer and redemption of the 8% senior subordinated notes and open market purchases of the 8 1/8% senior subordinated notes.

(7)	Represents gain recognized on termination of interest rate swaps.

(8)	Represents a credit related to finalizing certain domestic and foreign tax audits and negotiations.